                                                                     Exhibit 4.8

                            CARBON ENERGY CORPORATION
                     EARLY EXERCISE STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made by and between Carbon Energy Corporation, a Colorado corporation (the "Company"), and _______________________ ("Purchaser").


                                    RECITALS:

     Purchaser holds a stock option (the "Option") to purchase ________ shares of common stock of the Company (the "Stock " or "Common Stock") granted on _________________________, ____ pursuant to the Company's 1999 Stock Option Plan (the "Plan"), which Purchaser desires to exercise.

     Purchaser wishes to take advantage of the early exercise provision of the Option and therefore to enter into this Agreement.

                                   AGREEMENT:

     Now, therefore, the parties hereto agree as follows:

     Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, pursuant to the exercise of the Option, an aggregate of ____________ shares of the Common Stock, for an exercise price of _________ ($________) per share (total exercise price: $ _________), payable as follows:

          Cash at Closing                                        $

          Value of _________ shares of                           $
          Common Stock (held outright by Purchaser for at
          least 6 months prior to the date of this
          Agreement)

          Total Exercise Price                                   $

     The closing hereunder shall occur at the offices of the Company on the date of this Agreement or at such other time and place as the parties may mutually agree upon in writing.

     At the closing, Purchaser shall deliver three (3) stock assignments in the form of Attachment A, duly endorsed (with date and number of shares left blank), joint escrow instructions (the "Joint Escrow Instructions") in the form of Attachment B, duly executed by Purchaser, and the total exercise price (including endorsed certificates representing the appropriate number of shares of the Company's Common Stock if a portion of the total exercise price is to be paid by Common Stock).

     At the closing or as soon thereafter as practicable, the Company shall deliver to the Escrow Agent (as defined below) share certificates for all of the Stock that is to be subject to the

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

Purchase Option (as defined below), and shall deliver share certificates to Purchaser for all of the Stock, if any, that is not to be subject to the Purchase Option.

     COMPANY'S PURCHASE OPTION.

     The Stock to be purchased by Purchaser pursuant to this Agreement shall be subject to the following option (the "Purchase Option"):

     If the Purchaser ceases to be an employee of the Company or (if the Purchaser is a non-employee director of the Company) if the Purchaser ceases to serve as a member of the Board of Directors of the Company, for any reason (including his death), or no reason, with or without cause, the Purchase Option may be exercised. The Company shall have the right at any time within ninety
(90) days after such cessation of employment or service as a director, as the case may be, to purchase from Purchaser or his personal representative, as the case may be, at the price per share paid by Purchaser pursuant to this Agreement (the "Option Price"), up to but not exceeding the number of shares (including fractional shares) of Common Stock in which the Purchaser has not vested pursuant to the terms set forth in the schedule of the Option as of the date of such cessation of employment or service as a director, as the case may be.

     Immediately prior to the consummation of a Change in Control, as defined in the Plan, the Purchase Option shall automatically lapse in its entirety, except to the extent the Purchase Option is to be assigned to the successor corporation (or its parent company) in connection with such Change in Control. To the extent the Purchase Option remains in effect following Change in Control, the right shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the stock in consummation of the Change in Control, but only to the extent the Common Stock is at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Purchase Option to reflect the effect of the Change in Control upon the Company's capital structure; provided, however, that the aggregate price shall remain the same.

     The Company shall be entitled to pay for any shares purchased pursuant to its Purchase Option at the Company's option in cash, by offset against any indebtedness owing to the Company by Purchaser including without limitation any recourse note given in payment for the Stock, or a combination of both.

     The Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided herein. Upon provision of such notice and payment or tender of the purchase price, the Company shall become the legal and beneficial owner of the Stock being purchased and all rights and interests therein or related thereto.

     If from time to time during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock will be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of Stock then subject to the Purchase Option. While the total Option Price

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

shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

     As used herein, employment with the Company shall include employment with an affiliate of the Company.

     COMPANY'S DESIGNEE.

     The Company shall have the right to designate one or more persons or entities, or a combination of both (the "Company's Designee"), to exercise all or any part of the Company's rights, assume all or any part of the Company's benefits, and bear all or any part of the Company's burdens pursuant to this Agreement, and a reference to the Company shall mean the Company and/or the Company's Designee, as the case may be. Notwithstanding any provision herein to the contrary, a designation by the Company shall not relieve the Company of the responsibility to pay any part of the purchase price for Stock which is not paid by the Company's Designee.

     NOTICES.

     All notices or other communications required under this Agreement or given in connection herewith shall be in writing and shall either be delivered personally, in which event the effective date shall be the date of delivery, or shall be sent by United States mail addressed as hereinafter set forth, postage pre-paid, registered or certified, return receipt requested, in which event the effective date shall be the delivery date as specified on the return receipt. Unless otherwise directed by notice in writing, all notices shall be addressed as follows:

          (a)  To the Company at:

               Carbon Energy Corporation
               1700 Broadway, Suite 1150
               Denver, Colorado 80290
               Attention: Secretary

          (b) To the Purchaser at: The address of the Purchaser set forth on the transfer records of the Company.

     LEGEND ON STOCK.

     All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall bear applicable legends which read substantially as follows:

          (a) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST. A COPY OF THAT AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE ISSUER OF THESE SHARES.

          (b) Any legend required to be placed thereon by appropriate state blue sky officials.

     As security for his faithful performance of the terms of this Agreement and to ensure the availability for delivery of Purchaser's Stock upon exercise of the Purchase Option herein provided for, Purchaser agrees, at the closing hereunder (or as soon thereafter as practicable), to deliver (or have the Company deliver on the Purchaser's behalf) to and deposit with the Secretary of the Company ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares left blank) in the form attached hereto as Attachment A, together with a certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Attachment B attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder (or as soon thereafter as practicable).

     The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     Subject to the provisions of this Agreement, Purchaser (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock.

     The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

     This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Purchaser to continue in the employ of the Company, or of the Company to continue Purchaser in the employ of the Company. In the event that the Option was granted in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.

     TERMINATION.

     Notwithstanding any provision herein to the contrary, this Agreement shall terminate, and neither party shall have any further obligation to the other, upon the occurrence of any of the following events:

          (a)  The insolvency, receivership or dissolution of the Company.

          (b) The voluntary written agreement of the Company, upon the approval of its Board of Directors, and the Purchaser.

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

          (c)  September 1, 2014.

     SPECIFIC ENFORCEMENT.

     Because of the unique value of the Stock, in addition to any other remedies which the Company may have upon the breach of the agreements contained herein, the obligations of the Purchaser shall be specifically enforceable.

     MODIFICATION.

     This Agreement may only be altered or amended by a written instrument signed by the Company and the Purchaser setting forth such changes.

     COSTS OF ENFORCEMENT.

     In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by any court of competent jurisdiction in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

     SEVERABILITY.

     The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

     ENTIRE AGREEMENT; COUNTERPARTS; HEADINGS.

     This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. This Agreement may be executed in counterparts, all of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way.

     ASSIGNMENT.

     This Agreement shall be binding upon the parties and their respective legal representatives, beneficiaries, successors and assigns.

     GOVERNING LAW.

     This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of _______________, 20__.


                                        CARBON ENERGY CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Address: 1700 Broadway, Suite 1150
                                                 Denver, CO 80290
                                                 -------------------------------


                                        PURCHASER:
                                                  ------------------------------
                                        Address:
                                                --------------------------------



ATTACHMENTS:

Attachment A  Assignment Separate from Certificate
Attachment B  Joint Escrow Instructions

                                  ATTACHMENT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

           FOR VALUE RECEIVED and pursuant to that certain Early Exercise Stock Purchase Agreement (the "Agreement") dated as of ____________, ______, __________ hereby sells, assigns and transfers unto (____) shares of common stock of Carbon Energy Corporation, a Colorado corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. ___ herewith, and does hereby irrevocably constitute and appoint the Secretary of Carbon Energy Corporation as attorney in fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of common stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option under the Agreement.

Dated:
      ---------------------             -------------------------------------
                                        [Signature]


                                        -------------------------------------
                                        [Print Name]

                                  ATTACHMENT B
                            JOINT ESCROW INSTRUCTIONS


Carbon Energy Corporation
Attention: Secretary
1700 Broadway, Suite 1150
Denver, Colorado 80290

Dear Sir or Madam:

     As Escrow Agent for both Carbon Energy Corporation, a Colorado corporation (the "Company"), and the undersigned purchaser of stock of the Company ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement (the "Agreement"), dated ________________, to which a copy of these Joint Escrow Instructions is attached as Attachment B, in accordance with the following instructions:

1. In the event the Company or an assignee shall elect to exercise the Purchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4. This escrow shall terminate upon expiration or exercise in full of the Purchase Option, whichever occurs first.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

6. Except at otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as attorney-in-fact and agent to the full extent of your appointment.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses specified below, or at such other addresses as a party may designate by ten days' written notice to each of the other parties hereto:

16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.


                                        CARBON ENERGY CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Address: 1700 Broadway, Suite 1150
                                                 Denver, CO 80290
                                                 -------------------------------


                                        PURCHASER:
                                                  ------------------------------
                                        Address:
                                                --------------------------------